FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2003

Denmark Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-21554	39-1472124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 East Main Street

PO Box 130

Denmark, WI 54208-0130

(Address of principal executive offices)(Zip Code)

920-863-2161

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Item 4. Changes in Registrant's Certifying Accountant

On November 1, 2003, Williams Young, LLC, the independent public accountants of Denmark Bancshares, Inc. (the Company), merged into Wipfli LLP. Effective November 1, 2003, Wipfli LLP will be the Company's independent public accountants. The Audit Committee of the Company's Board of Directors has not yet formally approved this change.

The audit reports of Williams Young, LLC on the consolidated financial statements as of and for the years ended December 31, 2001 and 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's two most recent fiscal years ended December 31, 2001 and 2002, and for the interim periods following December 31, 2002, there were no disagreements with Williams Young, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to their satisfaction would have caused them to make reference to the matter of the disagreement.

During the fiscal years ended December 31, 2001 and 2002 and the interim periods following December 31, 2002,the Company did not consult with Wipfli LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report or oral advice was provided to the Company that Wipfli LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter which was the subject of a disagreement or a reportable event.

Item 7. Financial Statements and Exhibits

c) Exhibits

16. Letter re change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denmark Bancshares, Inc.
Date: November 6, 2003	/s/ Dennis J. Heim
Dennis J. Heim
Vice President and Treasurer,
Principal Financial and
Accounting Officer